Exhibit 99.1

Press Release
July 18, 2017

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND SIX MONTHS ENDED JUNE 30, 2017

LCNB Corp. (LCNB) (NASDAQ: LCNB) today announced net income of $3,003,000 (total basic and diluted earnings per share of $0.30) and $6,249,000 (total basic and diluted earnings per share of $0.62) for the three and six months ended June 30, 2017.  This compares to net income of $2,968,000 (total basic and diluted earnings per share of $0.30 and $0.29, respectively) and $5,932,000 (total basic and diluted earnings per share of $0.60 and $0.59, respectively) for the same three and six-month periods in 2016.

Commenting on the financial results, LCNB Chief Executive Officer Steve Foster said, "We are pleased to present our financial results for the first half of 2017. Our financial results were solid and we experienced continued growth in our loan and deposit relationships. Return on average assets for the six months ended June 30, 2017 was 0.96% compared to 0.92% for the first half of 2016. Return on average equity for the first half of 2017 was 8.62% compared to 8.32% for the same period in 2016. Comparing June 30, 2017 to June 30, 2016, net loans increased $26.5 million or 3.3% and total deposits increased $19.2 million or 1.7%.

Net interest income for the three months ended June 30, 2017 was $52,000 less from the comparable period in 2016 primarily due to a decrease in the interest rate margin from 3.55% for the second quarter 2016 to 3.50% for the second quarter 2017. Net interest income for the six months ended June 30, 2017 increased $163,000 over the comparable period in 2016 due primarily to growth in LCNB's loan portfolio, partially offset by a decrease in the average rate earned on the portfolio.

The provision for loan losses for the three and six months ended June 30, 2017 was $174,000 and $249,000, respectively, less than the comparable periods in 2016. Net loan charge-offs for the three and six months ended June 30, 2017 totaled $168,000 and $430,000, respectively. This compares to net charge-offs of $173,000 and $242,000 for the three and six months ended June 30, 2016, respectively.  Non-accrual loans and loans past due 90 days or more and still accruing interest decreased $1,860,000, from $5,748,000 or 0.70% of total loans at December 31, 2016, to $3,888,000 or 0.47% of total loans at June 30, 2017. The decrease is primarily due to two non-accrual commercial real estate loans to the same borrower with a carrying value of $1,236,000 at December 31, 2016 that were transferred into other real estate owned and subsequently sold during the first quarter 2017.

Non-interest income for the three months ended June 30, 2017 was $40,000 greater than the comparable period in 2016 primarily due to increases in trust income, service charges and fees on deposit accounts and income from bank owned life insurance. These increases were largely offset by decreases in gains from the sale of investment securities. Non-interest income for the six months ended June 30, 2017 was $172,000 less than the comparable period in 2016, primarily due to a $510,000 decrease in gains from the sales of investment securities, partially offset by increases in the same line items mentioned previously.

Non-interest expense for the three months ended June 30, 2017 was $143,000 greater than the comparable period in 2016 primarily due to organizational costs for a captive insurance agency incorporated by LCNB Corp. during the second quarter 2017 and to increases in salaries and employee benefits, partially offset by a decrease in other real estate owned expenses. Non-interest expense for the six months ended June 30, 2017 was $181,000 less than the comparable period in 2016, primarily due to a $380,000 decrease in other real estate owned expenses and to the absence of a $251,000 penalty incurred during the first quarter 2016 to pre-pay a Federal Home Loan Bank borrowing bearing an interest rate of 5.25%. The borrowing was paid off to reduce future interest expense on long-term debt. These decreases were partially offset by the increases previously mentioned.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Hamilton, Montgomery, Preble, Ross and Warren Counties, Ohio. A commercial loan office is located in Franklin County, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;

2.	LCNB may incur increased charge-offs in the future;

3.	LCNB may face competitive loss of customers;

4.	changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

5.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

6.	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

7.	LCNB may experience difficulties growing loan and deposit balances;

8.	the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations;

9.
deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and

10.
the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject LCNB and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.